Exhibit 23.2

KHANDELWAL JAIN & CO.
Website: www.kjco.net • E-mail: kjco@kjco.net	CHARTERED ACCOUNTANTS
6-B, Pil Court, 6th Floor,	12-B, Baldota Bhavan, 5th Floor,
111, M. Karve Road, Churchgate,	117, M. Karve Road, Churchgate,
Mumbai - 400 020.	Mumbai - 400 020.
Tel.: (+91-22) 4311 5000	Tel.: (+91-22) 4311 6000
Fax : 4311 5050	Fax : 4311 6060

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Videocon d2h Limited
1st Floor, Techweb Centre
New Link Road
Oshiwara Jogeshwari (West)

Mumbai 400 102, Maharashtra
India

We consent to the incorporation by reference in the Registration Statement on Form F-4 of our reports dated March 13, 2015 relating to Videocon d2h Limited’s audited financial statements (restated) as of and for the fiscal years ended March 31, 2013 and 2014 and Videocon d2h Limited’s unaudited interim financial statements (restated) as of and for the six months ended September 30, 2014 and to the reference to our firm under the heading "Independent Registered Public Accounting Firms" in the Registration Statement.

The above consent letter has been issued for the limited purpose as detailed in the immediately preceding paragraph and should not be used or issued to anyone without our prior consent.

Khandelwal Jain & Co.

Chartered Accountants

Date: March 27, 2015

Place: Mumbai, India